SUPPLEMENT
                                       TO
                             CONTRACT OF EMPLOYMENT


         Supplement, dated as of April 1, 2000, to Contract of Employment dated as of September 1, 1999 between Terex Corporation (the "Company") and Filip Filipov ("Executive").

         WHEREAS, the Company and Executive entered into that certain Contract of Employment dated as of September 1, 1999 (the "Original Contract").

         WHEREAS, the Company and the Executive desire to supplement the Original Contract as provided for in this Supplement.

         NOW, THEREFORE, the Original Contract is supplemented by adding the following additional provisions:

Sec.   13    Defined Terms

Unless otherwise defined herein, the definitions of capitalized terms used in this contract are provided in Sec. 20 hereof.

Sec. 14      Change in Control

If the Executive's employment shall be terminated within twenty-four (24) months following a Change in Control (defined below), unless such termination is (i) by the Company for Cause, (ii) by reason of death or Permanent Disability, or (iii) by the Executive without Good Reason, in lieu of the two year notice period provided for termination of Executive in Sec. 11 and any other payments or benefits to Executive provided for in the Original Contract, the Company shall pay to the Executive an amount equal to the sum of (a) a lump sum equal to two
(2) times Executive's annual salary in effect at the time written notice of termination is given to Executive; (b) two (2) times Executive's last paid annual bonus for a calendar year preceding the calendar year in which the Date of Termination occurs; and (c) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (a),
(b) and (c) shall be hereinafter referred to as the "Severance"). The Company shall pay to the Executive any Severance in a cash lump sum payment simultaneously with the termination of Executive's employment following any Change in Control. In addition, simultaneously with the termination of Executive's employment following any Change in Control (x) all unvested stock options and stock grants previously awarded to Executive shall immediately and unconditionally vest and Executive shall have the right to exercise any stock options held by him in accordance with their terms but in no event shall Executive have less than six (6) months following the Date of Termination to exercise said options; (y) all units granted to Executive pursuant to the Company's 1999 Long Term Incentive Compensation Plan shall immediately and unconditionally vest for their maximum cumulative value and be paid to Executive simultaneously with the termination of employment following any Change in Control; and (z) the Company shall provide Executive with continuing coverage under the life, disability, accident and health insurance programs for employees of the Company generally and under any supplemental programs covering executives of the Company, as from time to time in effect, for the twenty four (24) month period from such termination or until Executive becomes eligible for substantially similar coverage under the employee welfare plans of a new employer, whichever occurs earlier, provided that Executive's right to elect continued medical coverage after termination of employment under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, shall be deemed satisfied by the coverage provided in this clause (z). Executive shall also be entitled to a continuation of all other benefits in effect at the time of termination (including, without limitation, automobile, country club, vacation and pension benefits, if applicable) for the twenty four (24) month period following such termination or until Executive becomes eligible for substantially similar benefits from a new employer.

Sec.  15     Excise Tax Gross-Up

     1. Notwithstanding anything in this Agreement to the contrary and except as set forth below, in the event it shall be determined that any payment or distribution by the Company or its affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Sec. 15) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any ---- interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing, if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 105% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.


     2. Subject to the provisions of Paragraph 3 of this Sec. 15, all determinations required to be made under this Sec. 15, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers LLP or such other nationally recognized certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive simultaneously with any event giving rise to a Gross-Up Payment. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Sec. 15, shall be paid by the Company to the Executive simultaneously with any event giving rise to a Gross-Up Payment. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Paragraph 3 of this Sec. 15 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     3. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment or the Underpayment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (a) provide the Company any information reasonably requested by the Company relating to such claim,

               (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (c) cooperate with the Company in good faith in order effectively to contest such claim, and

               (d) permit the Company to participate in any proceedings relating to such claim;

          provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Paragraph 3 of Sec. 15, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall pay the amount of such payment to the Executive, along with an additional Gross-Up Payment, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such payment or with respect to any imputed income with respect to such payment; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     4. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Paragraph 3 of this Sec.15, the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Paragraph 3 of this Sec. 15) promptly pay to the Company the amount of such refund
          (together with any interest paid or credited thereon after taxes applicable thereto).

Sec. 16  Payment for Past Service

Notwithstanding any other provisions of this Agreement, if the Executive's employment is terminated at any time following a Change in Control in accordance with Sec. 14, the Company shall pay the Executive, in cash, an aggregate amount not less than the sum of (a) Executive's annual bonus for the most recently completed fiscal year to the extent such bonus has not been paid to Executive, which bonus shall not be less than the annual bonus paid to Executive during the preceding year, if any; (b) the product of (i) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (ii) the annual bonus for the calendar year preceding the Date of Termination that has most recently been paid to the Executive; (c) any accrued vacation pay, to the extent not theretofore paid to Executive; and (d) any other amounts earned by Executive prior to the Date of Termination but not previously paid.

Sec. 17    Noncompete and Confidentiality

     1. In consideration of the agreements and payments of the Company herein, in the event Executive's employment with the Company is terminated and Executive receives payment from the Company in accordance with Sec. 14, the Executive agrees that for a period of twenty-four (24) months from the Date of Termination, he will not, without the prior written permission of the Company, directly or indirectly, (i) enter into the employ of or render any services to any person, firm, or corporation engaged in the manufacture or sale of products currently manufactured or distributed by the Company, or if Executive does not have Company wide responsibility, the divisions and subsidiaries for which Executive has management responsibility, which directly or indirectly compete with the business of the Company or such divisions and subsidiaries, as the case may be (a "Competitive Business"); (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; or (iv) solicit, induce or entice, or cause any other person or entity to solicit, induce or entice to leave the employ of the Company any person who was employed or retained by the Company on the Date of Termination. However, nothing in this Agreement shall preclude Executive from investing his personal assets in the securities of any corporation or other business entity which is engaged in a business competitive with that of the Company if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than five percent (5%) of the publicly-traded equity securities of such competitor. Nothing in this Agreement shall preclude Executive from retaining his position or membership in trade associations and professional organizations.

     2. In consideration of the agreements and payments of the Company herein, the Executive shall keep confidential and not disclose to any person any information relating to the Company's business and/or finances, which information was obtained during and/or as incident to or in connection with the Executive's employment with the company and which otherwise is not public information. The Executive agrees he will conduct himself in a professional manner and not make any disparaging, negative or other statements regarding the Company, its affiliates or any of the officers, directors or employees of the Company or its affiliates which could in any way have an adverse affect on the business or affairs of the Company or its affiliates or otherwise be injurious to or not be in the best interests of the Company, its affiliates or any such other persons.

     3. The Executive agrees that this non-competition and non-solicitation covenant is reasonable under the circumstances, and the Executive further agrees that his services for and on behalf of the Company are unique and irreplaceable. The Executive further agrees that any breach of the covenants contained in Paragraphs 1 or 2 of this Sec. 17 would irreparably injure the Company and/or its affiliates or subsidiaries. Accordingly, the Executive agrees that the Company may, in addition to pursuing any other remedies it may have at law or in equity, obtain an injunction against the Executive from any court having jurisdiction over the matter restraining any further violation of the covenants contained in Paragraphs 1 or 2 of this Sec. 17.

     4. Upon termination of Executive's employment with the Company, the Company shall have the right to designate a reasonable amount of the Severance to be allocated to this covenant not to compete and confidentiality.

Sec. 18  Outplacement Services

In the event of the termination of the Executive's employment after a Change in Control as provided for in Sec. 14, the Company agrees, at its sole cost and expense, to provide the Executive with outplacement services for a period of at least twelve (12) months following the Date of Termination. The Company and the Executive shall use their good faith efforts to locate a provider, and determine the scope of, outplacement services which is reasonably acceptable to both parties taking into account the status of the Executive as a senior executive officer.

Sec. 19 Legal Expenses

The Company agrees to pay all reasonable out-of-pocket costs and expenses, including all reasonable attorneys' fees and disbursements, actually incurred by the Executive in collecting or enforcing payments to which he is ultimately determined to be entitled (whether by agreement among the parties, court order or otherwise) pursuant to this Supplement in accordance with its terms.

Sec. 20 Definitions

For purposes of this Supplement, the following terms shall have the meanings indicated below:

     1. "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

     2. "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful, substantial and failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) in a manner reasonably satisfactory to the Chief Executive Officer of the Company after written notice detailing the reasons for such failure, (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise, or (iii) the entry by a court of competent jurisdiction of an order, or the entering into by the Executive of a consent decree, barring the Executive from serving as an officer or director of a public company. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

     3. A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                           (a) any person is or becomes  the  Beneficial  Owner,
                  directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with transactions described in clauses (x), (y) or (z) of paragraph
                  (c) below; or

                           (b) there is a change in the composition of the Board
                  of Directors of the Company occurring within a rolling two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors ("Incumbent Directors" shall mean directors who either (x) are members of the Board as of the date of this Agreement or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest, including but not limited to a consent solicitation, relating to the election of directors to the Board); or

                           (c)  there  is  consummated,  in any  transaction  or
                  series of transactions, of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination after which (x) the stockholders of the Company own more than 50 percent of the common stock or combined voting power of the voting securities of the company resulting from the Business Combination, (y) at least a majority of the board of directors of the resulting corporation were Incumbent Directors and (z) no individual, entity or group (excluding any corporation resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) becomes the Beneficial Owner of 35 percent or more of the combined voting power of the securities of the resulting corporation, who did not own such securities immediately before the Business Combination; or

                           (d) the stockholders of the Company approve a plan of
                  complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all the Company's assets.

     4. "Date of Termination," with respect to any purported termination of the Executive's employment shall mean the later of (i) date specified in the notice or (ii) thirty (30) days from the date of the notice unless such notice is for a termination of Executive for Cause.

     5. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     6. "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act as described below, such act or failure to act is corrected prior to the Date of Termination specified in the notice of termination given in respect thereof:

               (a) the assignment to the Executive of any duties inconsistent with the Executive's status as a senior executive officer of the Company or a substantial adverse alteration in the nature of Executive's authority, duties or responsibilities, or any other action by the Company which results in a diminution in such status, authority, duties or responsibilities (it being understood that a mere change in authority, duties or responsibilities, or any other action by the Company will not constitute Good Reason in and of itself unless it results in a substantial adverse alteration or diminution of Executive's authority, duties or responsibilities), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (b) a reduction by the Company in Executive's base salary and/or annual bonus as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board reductions similarly affecting all senior executives of the Company, provided, however, that such across-the-board reductions are not made as a result of, or in contemplation of, a Change in Control;

               (c) the failure by the Company to pay to Executive any portion of Executive's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of the Company, provided, however, that such across-the-board compensation deferrals are not made as a result of, or in contemplation of, a Change in Control;

               (d) the failure by the Company to continue in effect any compensation plan or other benefit in which Executive participates which is material to Executive's total compensation, except pursuant to an across-the-board compensation or benefit deferral or reduction similarly affecting all senior executives of the Company, provided, however, that such across-the-board compensation or benefit deferrals are not made as a result of, or in contemplation of, a Change in Control; or

               (e) the failure by the Company to continue to provide Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, disability plans or other benefits (including, without limitation, automobile, country club, vacation, and pension benefits) in which Executive was participating at the time, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by Executive at the time, (including, without limitation, automobile, country club, vacation and pension benefits), or the failure by the Company to provide Executive with the number of paid vacation days to which Executive he is then entitled.

     7. "Permanent Disability" shall be deemed the reason for the termination by the Company of the Executive's employment if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months or nine (9) months out of any twelve (12) month period, the Company shall have given the Executive a notice of termination for Disability, and, within thirty (30) days after such notice of termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

Sec. 21 Term of Agreement

     1. The provisions contained in this Supplement shall be effective immediately upon its execution by the parties hereto and shall remain in effect until the earliest of (i) the termination of the Executive's employment with the Company prior to a Change in Control (other than a termination of Executive's employment in anticipation of a Change in Control) for any of the following: by the Company for Cause, by Executive for any reason other than Good Reason or by reason of Executive's death or Permanent Disability; (ii) the termination of Executive's employment with the Company following a Change in Control by reason of death or Permanent Disability, by the Company for Cause or by the Executive for any reason other than for a Good Reason; or
          (iii) three (3) years after the date of a Change in Control. Notwithstanding the foregoing, the provisions contained in this Supplement shall terminate two (2) years after its effective date if the Executive is still in the employ of the Company and a Change in Control has not occurred and is not reasonably expected to occur within the six (6) month period thereafter.

         IN WITNESS WHEROF, the parties hereto have caused this Supplement to be executed as of the day and year first above written.



TEREX CORPORATION

By:_______________________                            _______________________
       Ronald M. DeFeo                                    Filip Filipov
       Chairman and
       Chief Executive Officer